UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒          Soliciting Material Under Rule 14a-12

Specialty Underwriters' Alliance, Inc.
(Name of Registrant as Specified in Its Charter)

Hallmark Financial Services, Inc. American Hallmark Insurance Company of Texas Hallmark Specialty Insurance Company Mark E. Schwarz C. Gregory Peters Mark E. Pape Robert M. Fishman
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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The following materials were posted by Hallmark Financial Services, Inc. to http://www.suaitownhall.com:

Important Notice

This website may contain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions relating to the business or stockholders of Specialty Underwriters’ Alliance, Inc. (“SUAI”). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the director nominees (the “Nominees”) of Hallmark Financial Services, Inc. (“Hallmark”) to the SUAI board of directors at the 2009 Annual Meeting of Stockholders of SUAI (the “Annual Meeting”), the ability of the Nominees to improve the corporate governance and performance of SUAI and risk factors associated with the business of SUAI, as described in SUAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in other periodic reports of SUAI, which are available at no charge at the website of the Securities and Exchange Commission at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

This website may be deemed to constitute proxy solicitation material and is intended solely to inform stockholders so that they may make an informed decision regarding the election of directors at the Annual Meeting.

HALLMARK, TOGETHER WITH THE OTHER PARTICIPANTS (AS DEFINED BELOW), HAS MADE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OF A PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AT THE ANNUAL MEETING.

HALLMARK STRONGLY ADVISES ALL SUAI STOCKHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE HALLMARK FINANCIAL SERVICES, INC., AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS (“AHIC”), HALLMARK SPECIALTY INSURANCE COMPANY (“HSIC”), MARK E. SCHWARZ, C. GREGORY PETERS, MARK E. PAPE, AND ROBERT M. FISHMAN (COLLECTIVELY, THE “PARTICIPANTS”). INFORMATION ABOUT THE PARTICIPANTS ARE SET FORTH IN THE PROXY STATEMENT FILED BY HALLMARK WITH THE SEC. HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN 1,429,615 SHARES OF COMMON STOCK OF SUAI, REPRESENTING APPROXIMATELY 9.9% OF THE OUTSTANDING SHARES OF COMMON STOCK, AS FOLLOWS: (I) 21,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HALLMARK, (II) 1,308,615 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY AHIC AND (III) 100,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HSIC. AS THEIR PARENT COMPANY, HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN THE SHARES OF COMMON STOCK OWNED BY AHIC AND HSIC. AS THE EXECUTIVE CHAIRMAN OF HALLMARK WITH VOTING AND DISPOSITIVE POWER OVER HALLMARK’S, AHIC’S AND HSIC’S PORTFOLIO OF SECURITIES, MR. SCHWARZ MAY BE DEEMED TO BENEFICIALLY OWN THE 1,429,615 SHARES OF COMMON STOCK OF SUAI OR APPROXIMATELY 9.9% OF THE ISSUED AND OUTSTANDING SHARES OWNED IN THE AGGREGATE BY HALLMARK, AHIC AND HSIC. CURRENTLY, MESSRS. PETERS, PAPE AND FISHMAN DO NOT DIRECTLY OWN ANY SECURITIES OF SUAI. AS MEMBERS OF A “GROUP” FOR THE PURPOSES OF RULE 13D-5(B)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN THE 1,429,615 SHARES BENEFICIALLY OWNED BY HALLMARK. EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF THE SHARES HE/IT DOES NOT DIRECTLY OWN.

This communication is not a solicitation of a proxy, which may be done only pursuant to a definitive proxy statement.

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Welcome to the SUAI Town Hall

As the second largest stockholder of Specialty Underwriters’ Alliance, Inc. (Nasdaq: SUAI), Hallmark Financial Services strongly believes that significant improvements are needed at SUAI: better financial performance, improvements in the company’s strategy and business model, stronger corporate governance and Board accountability to stockholders. Hallmark beneficially owns approximately 9.9% of SUAI’s outstanding common stock.

Accordingly, Hallmark has nominated a slate of highly qualified nominees for election to SUAI’s Board of Directors at the company’s Annual Meeting of Stockholders scheduled to be held on May 5, 2009. Hallmark’s nominees are Robert M. Fishman, Mark E. Pape and C. Gregory Peters. Hallmark strongly believes that the interests of all SUAI stockholders would benefit from these highly qualified, truly independent director nominees and further believes these nominees possess the right combination of skills and experience to work with the other members of the SUAI Board to make the decisions necessary for restoring and enhancing stockholder value at SUAI.

Hallmark seeks your support to elect its nominees to replace three current members of SUAI’s seven-member Board at SUAI’s May 5th Annual Meeting. Hallmark invites you to read the materials on this SUAI Town Hall website to learn more about Hallmark’s campaign at SUAI and how you can help.

Hallmark Financial Services Files Preliminary Proxy Statement to Elect its Nominees to the Board of Directors of Specialty Underwriters’ Alliance

FORT WORTH, Texas, March 18, 2009 (GLOBE NEWSWIRE) -- Hallmark Financial Services, Inc. (NASDAQ:HALL) announced today that it has filed with the U.S. Securities and Exchange Commission a preliminary proxy statement in connection with its nomination of independent directors to replace three members of the board of directors of Specialty Underwriters’ Alliance, Inc. (NASDAQ:SUAI) at SUAI’s 2009 Annual Meeting of Stockholders to be held on May 5, 2009.  Hallmark’s three nominees are Robert M. Fishman, Mark E. Pape and C. Gregory Peters.

As the second largest stockholder in SUAI, Hallmark strongly believes there is a need for improved governance and stockholder representation on the board of SUAI.  Hallmark believes that the interests of all SUAI stockholders would benefit from its highly qualified, truly independent director nominees that possess a wealth of property and casualty insurance industry expertise. Hallmark beneficially owns approximately 9.9% of SUAI's outstanding common stock.

Background

As previously disclosed, on June 16, 2008, Hallmark delivered to SUAI’s board of directors a proposal to acquire SUAI in a stock-for-stock transaction (the “Proposal”).  SUAI responded through a public announcement on June 26, 2008 that its board of directors had unanimously rejected the Proposal.  On July 1, 2008, Hallmark then delivered to SUAI’s board of directors a letter reaffirming the Proposal (the “July 1 Letter”).  In the July 1 Letter, Hallmark stated that it was committed to its Proposal and strongly believed that the Proposal offered significant and compelling benefits to SUAI’s stockholders, and reiterated that its senior management stood ready to meet with the members of the SUAI board and answer any questions concerning the Proposal.  Copies of each of the Proposal and the July 1 Letter are exhibits to Hallmark’s Schedule 13D/A for SUAI filed on July 1, 2008 and can be obtained on the SEC’s website at http://www.sec.gov.  For each of the Proposal and the July 1 Letter, the offer price in Hallmark stock in the proposed transaction represented a substantial premium to the then most recent closing price of SUAI common stock as well as its 30 day trailing average price.  Nevertheless, on July 2, 2008, SUAI publicly reaffirmed its rejection of Hallmark’s proposal.  Then, on August 5, 2008, SUAI’s board proceeded to adopt certain “defensive” amendments to the company’s bylaws, including bylaws eliminating stockholders’ rights to fill vacancies on the board and to call special meetings and adding advance notice provisions for board nominations by stockholders.  The bylaw amendments were disclosed concurrently with the disclosure of the complete terms of new employment and change of control agreements which provide for the payment of substantial sums to SUAI executives in the event they depart the company in certain circumstances, including following a change of control of SUAI.

The Hallmark Nominees

C. Gregory Peters served as Senior Vice President, Equity Research at Raymond James and Associates from November 1999 through June 2007, where Mr. Peters was responsible for launching Raymond James’ sell-side research practice for the insurance industry and served as its lead analyst for property and casualty companies.

Mark E. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc. from November 2005 through December 2007 and served on Affirmative’s Board of Directors from July 2004 through November 2005.  Mr. Pape also held positions at Torchmark Corporation and American Income Holding, Inc.

Robert M. Fishman served as Managing Director of Southwest Insurance Partners, Inc. in 2008 and, from November 2006 through May 2007, was the Chief Executive Officer and President of United America Indemnity Ltd.  Mr. Fishman also held senior positions at ARAG NA and Zurich Financial Services.

ADDITIONAL INFORMATION CONCERNING PARTICIPANTS

HALLMARK, TOGETHER WITH THE OTHER PARTICIPANTS (AS DEFINED BELOW), HAS MADE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OF A PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF SUAI.

HALLMARK STRONGLY ADVISES ALL SUAI STOCKHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE HALLMARK FINANCIAL SERVICES, INC., AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS (“AHIC”), HALLMARK SPECIALTY INSURANCE COMPANY (“HSIC”), C. GREGORY PETERS, MARK E. PAPE AND ROBERT M. FISHMAN (COLLECTIVELY, THE “PARTICIPANTS”).  INFORMATION ABOUT THE PARTICIPANTS ARE SET FORTH IN THE PROXY STATEMENT FILED BY HALLMARK WITH THE SEC.  HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN 1,429,615 SHARES OF COMMON STOCK OF SUAI, REPRESENTING APPROXIMATELY 9.9% OF THE OUTSTANDING SHARES OF COMMON STOCK, AS FOLLOWS: (I) 21,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HALLMARK, (II) 1,308,615 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY AHIC AND (III) 100,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HSIC.  AS THEIR PARENT COMPANY, HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN THE SHARES OF COMMON STOCK OWNED BY AHIC AND HSIC.  CURRENTLY, MESSRS. PETERS, PAPE AND FISHMAN DO NOT DIRECTLY OWN ANY SECURITIES OF SUAI.  AS MEMBERS OF A “GROUP” FOR THE PURPOSES OF RULE 13D-5(B)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN THE 1,429,615 SHARES BENEFICIALLY OWNED BY HALLMARK.  EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF THE SHARES HE/IT DOES NOT DIRECTLY OWN.

Hallmark Financial Services Announces Slate of Director Nominees for Specialty Underwriters’ Alliance

FORT WORTH, Texas, January 14, 2009 (GLOBE NEWSWIRE) -- Hallmark Financial Services, Inc. (NASDAQ:HALL) announced today that it has notified Specialty Underwriters’ Alliance, Inc. (NASDAQ:SUAI) of Hallmark’s intention to nominate C. Gregory Peters, Mark E. Pape and Robert M. Fishman for election to the board of directors at SUAI’s 2009 Annual Meeting of Stockholders.  Hallmark beneficially owns approximately 9.9% of SUAI's outstanding common stock.  As the second largest stockholder in SUAI, Hallmark strongly believes in a need for improved governance and stockholder representation on the board of SUAI.  Hallmark believes that the interests of all SUAI stockholders will benefit from these highly qualified, truly independent, director nominees that possess a wealth of property and casualty insurance industry expertise.

Background

As previously disclosed, on June 16, 2008, Hallmark delivered to SUAI’s board of directors a proposal to acquire SUAI in a stock-for-stock transaction (the “Proposal”).  SUAI responded through a public announcement on June 26, 2008 that its board of directors had unanimously rejected the Proposal.  On July 1, 2008, Hallmark then delivered to SUAI’s board of directors a letter reaffirming the Proposal (the “July 1 Letter”).  In the July 1 Letter, Hallmark stated that it was committed to its Proposal and strongly believed that the Proposal offered significant and compelling benefits to SUAI’s stockholders, and reiterated that its senior management stood ready to meet with the members of the SUAI board and answer any questions concerning the Proposal.  Copies of each of the Proposal and the July 1 Letter are exhibits to Hallmark’s Schedule 13D/A for SUAI filed on July 1, 2008 and can be obtained on the SEC’s website at http://www.sec.gov.  For each of the Proposal and the July 1 Letter, the offer price in Hallmark stock in the proposed transaction represented a substantial premium to the then most recent closing price of SUAI common stock as well as its 30 day trailing average price.  Nevertheless, on July 2, 2008, SUAI publicly reaffirmed its rejection of Hallmark’s proposal.  Then, on August 5, 2008, SUAI’s board proceeded to adopt certain “defensive” amendments to the company’s bylaws, including bylaws eliminating stockholders’ rights to fill vacancies on the board or to call special meetings and adding advance notice provisions for board nominations by stockholders.

The Hallmark Nominees

C. Gregory Peters served as Senior Vice President, Equity Research at Raymond James and Associates from November 1999 through June 2007, where Mr. Peters was responsible for launching Raymond James’ sell-side research practice for the insurance industry and served as its lead analyst for property and casualty companies.

Mark E. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc. from November 2005 through December 2007 and served on Affirmative’s Board of Directors from July 2004 through November 2005.  Mr. Pape also held positions at Torchmark Corporation and American Income Holding, Inc.

Robert M. Fishman served as Managing Director of Southwest Insurance Partners, Inc. in 2008 and, from November 2006 through May 2007, was the Chief Executive Officer and President of United America Indemnity Ltd.  Mr. Fishman also held senior positions at ARAG NA and Zurich Financial Services.

ADDITIONAL INFORMATION CONCERNING PARTICIPANTS

HALLMARK, TOGETHER WITH THE OTHER PARTICIPANTS (AS DEFINED BELOW), INTENDS TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OF A PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF SUAI.

HALLMARK STRONGLY ADVISES ALL SUAI STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE HALLMARK FINANCIAL SERVICES, INC., AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS (“AHIC”), HALLMARK SPECIALTY INSURANCE COMPANY (“HSIC”), C. GREGORY PETERS, MARK E. PAPE AND ROBERT M. FISHMAN (COLLECTIVELY, THE “PARTICIPANTS”).  INFORMATION ABOUT THE PARTICIPANTS WILL BE SET FORTH IN THE PROXY STATEMENT FILED BY HALLMARK WITH THE SEC.  HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN 1,429,615 SHARES OF COMMON STOCK OF SUAI, REPRESENTING APPROXIMATELY 9.9% OF THE OUTSTANDING SHARES OF COMMON STOCK, AS FOLLOWS: (I) 21,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HALLMARK, (II) 1,308,615 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY AHIC AND (III) 100,000 SHARES OF COMMON STOCK ARE OWNED DIRECTLY BY HSIC.  AS THEIR PARENT COMPANY, HALLMARK MAY BE DEEMED TO BENEFICIALLY OWN THE SHARES OF COMMON STOCK OWNED BY AHIC AND HSIC.  CURRENTLY, MESSRS. PETERS, PAPE AND FISHMAN DO NOT DIRECTLY OWN ANY SECURITIES OF SUAI.  AS MEMBERS OF A “GROUP” FOR THE PURPOSES OF RULE 13D-5(B)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN THE 1,429,615 SHARES BENEFICIALLY OWNED BY HALLMARK.  EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF THE SHARES HE/IT DOES NOT DIRECTLY OWN.

Nominees

Robert M. Fishman (Age 59)

Robert M. Fishman has been self-employed as an insurance industry consultant since January 2009. From January 2008 through January 2009, Mr. Fishman served as Managing Director of Southwest Insurance Partners, Inc., an investment company with operating subsidiaries in the property & casualty and life, accident & health insurance sectors. From November 2006 through May 2007, Mr. Fishman served as the Chief Executive Officer and President of United America Indemnity Ltd., a provider of specialty property and casualty insurance and reinsurance. From October 2005 through December 2006, Mr. Fishman served as the Chief Executive Officer and President of ARAG NA, the U.S. subsidiary of the ARAG Group, a leading provider of legal insurance. From July 2004 through September 2004, Mr. Fishman was the President of the insurance operations for Quanta Holdings Co., a provider of specialty insurance and reinsurance. From January 1994 through June 2004, Mr. Fishman was employed by Zurich Financial Services, where he served as Executive Vice President and Chief Underwriting Officer starting January 2001. Prior to that time, Mr. Fishman also served as Chief Executive Officer of Zurich’s Diversified Products Division (1999 through 2001) and Executive Vice President of the Zurich Specialty Division (1994 through 1999). Prior to that time, among other positions, Mr. Fishman held positions at Lexington Insurance Company and Progressive Corporation. Mr. Fishman was self-employed as an insurance industry consultant from May 2007 through January 2008 and from September 2004 through October 2005.

Mark E. Pape (Age 58)

Mark E. Pape has served as a partner at Tatum LLC, an executive services firm, since August 2008. From November 2005 through December 2007, Mr. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a property and casualty insurance company specializing in non-standard automobile insurance. Mr. Pape also served on Affirmative’s board of directors and its audit committee from July 2004 through November 2005. Mr. Pape served as Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, from September 2005 through November 2005. He served as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the apartment industry, from April 2002 through May 2005. He served as Senior Vice President and Chief Financial Officer of LoanCity.com, a start up e-commerce mortgage bank, from May 1999 through June 2001. Prior to that time, among other positions, Mr. Pape has served as Vice President, Strategic Planning for Torchmark Corporation, a life and health insurance holding company, Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a life insurance holding company, and as an investment banker. Mr. Pape was self-employed as an insurance industry consultant from December 2007 through August 2008 and from May 2005 through September 2005.

C. Gregory Peters (Age 42)

C. Gregory Peters has served as Senior Vice President of Southwest Insurance Partners, Inc., an investment company with operating subsidiaries in the property & casualty and life, accident & health insurance sectors, since March 2009. From July 2008 through March 2009, he served as the President and Chief Executive Officer of Remote Knowledge, Inc., a provider of satellite-based high speed broadband equipment and services to the maritime industry. From June 2007 through July 2008, Mr. Peters served as the President of Muragai, LLC, a private investment company specializing in acquisitions in the insurance industry. From November 1999 through June 2007, Mr. Peters was Senior Vice President, Equity Research at Raymond James and Associates, where Mr. Peters launched the firm’s sell-side research practice for the insurance industry and was the lead analyst for property and casualty companies. Prior to Raymond James, Mr. Peters covered the insurance industry as a research analyst for ABN Amro and Kemper Securities.

SENT VIA FAX TO (312) 277-1801

March 26, 2009

Courtney C. Smith
Chairman, President and CEO
Specialty Underwriters’ Alliance, Inc.
222 S. Riverside Plaza, Suite 1600
Chicago, IL 60606

Dear Courtney,

Thank you for agreeing to meet with me on March 2, 2009.  I appreciate having had the opportunity to discuss a variety of matters related to Specialty Underwriters’ Alliance, Inc. (“SUA”) and Hallmark Financial Services, Inc. (“Hallmark”) with you and Scott Goodreau, SUA’s Senior Vice President and General Counsel.

During the course of our meeting you posed the question: why did Hallmark feel a need to nominate an alternative slate of directors for election at SUA’s upcoming stockholder meeting?  I responded: the Hallmark nominees are highly qualified candidates that will do a terrific job representing the interests of all SUA stockholders.  In response, you introduced the idea of arranging a meeting between me and the incumbent SUA directors so that I might access their capabilities and share my views regarding SUA with them.

I am writing to you today to formally confirm my interest in meeting with the SUA directors as you suggested.  In order to facilitate such a meeting, I commit to making myself available in person to meet with the incumbent directors at any location that is convenient for them.
I look forward to hearing from you.

Very truly yours,

/s/ Mark E. Schwarz

Mark E. Schwarz

cc: Mr. Peter E. Jokiel, Executive Vice President and Chief Financial Officer, Director
cc: Mr. Robert E. Dean, Director
cc: Mr. Raymond C. Groth, Director
cc: Mr. Paul A. Philip, Director
cc: Mr. Robert H. Whitehead, Director
cc: Mr. Russell E. Zimmermann, Director

July 1, 2008

Mr. Courtney C. Smith, Chairman, President and Chief Executive Officer
Mr. Peter E. Jokiel, Executive Vice President and Chief Financial Officer, Director
Mr. Robert E. Dean, Director
Mr. Raymond C. Groth, Director
Mr. Paul A. Philip, Director
Mr. Robert H. Whitehead, Director
Mr. Russell E. Zimmermann, Director
Specialty Underwriters’ Alliance Inc.
222 South Riverside Plaza
Chicago, IL 60606

To: the Board of Directors of Specialty Underwriters’ Alliance Inc.

I am writing to reaffirm the written proposal by Hallmark Financial Services, Inc. ("Hallmark") to acquire all of the outstanding stock of Specialty Underwriters’ Alliance Inc. (“SUAI”) delivered in person to Courtney Smith at our dinner meeting on June 16.

Hallmark remains committed to our proposal to acquire SUAI in a stock-for-stock transaction and strongly believes that our proposal offers significant and compelling benefits to SUAI shareholders.  Our offer price of $6.50 in Hallmark stock for each outstanding share of SUAI represents a significant 37% premium to SUAI’s trailing 30-day average closing price of $4.74 per share on Friday, June 13, the day prior to delivery of our proposal.

Hallmark is deeply disappointed by SUAI’s June 26 publicly-stated response to our proposal:  “After due deliberation, the SUAI Board unanimously concluded not to accept this offer”.

In our June 16 written proposal, we requested a meeting with SUAI’s Board of Directors and/or management as soon as possible to discuss our proposal.  Beginning on June 17, numerous attempts to speak to you and your advisors went unanswered.

How is it possible that, on behalf of SUAI shareholders, the Board fully and fairly considered Hallmark’s proposal while at the same time refusing to engage us in any dialogue?  If the Board is truly endeavoring to act in the best interests of its shareholders, why deny yourselves the benefit of having all information available before making an important decision?  There is no possible downside, only upside.

In your June 26 press release you state SUAI’s unanimous conclusion to “remain independent and continue with the execution of its current business strategy, which the Board believes represents a better long-term value for the company's shareholders”.  We again question: How is it conceivable to arrive at this conclusion without a willingness to engage in discussions with Hallmark regarding the merits of its proposal.

Hallmark reiterates its wish to enter into constructive dialogue with SUAI to achieve a friendly combination that we believe will be a win-win outcome for SUAI shareholders:

1.	SUAI shareholders will receive an immediate significant 37% premium to SUAI’s trailing 30-day average closing price as of Friday, June 13.

2.	SUAI shareholders’ upside potential will not be capped. SUAI shareholders will retain a continuing ownership interest in Hallmark and will benefit from any future gains in Hallmark shares.

As the largest SUAI shareholder, with beneficial ownership of 1,429,615 shares representing 9.7% of the common stock outstanding, we ask that you not summarily dismiss our proposal and deny your shareholders this truly outstanding opportunity.  Hallmark is a bona fide buyer, without a financing contingency, and requires no unusual conditions to close.  Our proposal is a firm proposal, subject only to confirmatory due diligence, the negotiation of a mutually satisfactory definitive agreement and customary shareholder and regulatory approvals.

As stated previously, Hallmark’s senior management stands ready to meet with you and answer any questions concerning our proposal.  We look forward to hearing from you.

Very truly yours,

/s/ Mark E. Schwarz

Mark E. Schwarz
Executive Chairman
Hallmark Financial Services, Inc.

June 16, 2008

Mr. Courtney C. Smith, Chairman, President and Chief Executive Officer
Mr. Peter E. Jokiel, Executive Vice President and Chief Financial Officer, Director
Mr. Robert E. Dean, Director
Mr. Raymond C. Groth, Director
Mr. Paul A. Philip, Director
Mr. Robert H. Whitehead, Director
Mr. Russell E. Zimmermann, Director
Specialty Underwriters Alliance Inc.
222 South Riverside Plaza
Chicago, IL 60606

To: Board of Directors of Specialty Underwriters Alliance Inc.

I am pleased to present the enclosed proposal by Hallmark Financial Services, Inc. ("Hallmark") to acquire all of the outstanding stock of Specialty Underwriters’ Alliance Inc. (“SUAI” or the "Company").

Our proposal is subject to confirmatory due diligence, which we are prepared to commence immediately, the negotiation of a definitive acquisition agreement and the receipt of all necessary shareholder and regulatory approvals.  In addition, because the consideration would consist of our common stock, we would provide you with the opportunity to conduct appropriate due diligence with respect to Hallmark.

We are prepared to deliver a draft merger agreement to SUAI and begin discussions immediately.  With SUAI’s full cooperation, we are confident that we will be able to complete due diligence, negotiate a definitive agreement, and immediately thereafter begin preparations for the necessary regulatory and shareholder approvals (approval of Hallmark shareholders is assured through the indicated willingness of Newcastle Partners, L.P., our majority stockholder, to support this transaction).  Accordingly, we believe a transaction could realistically be completed within approximately 120 days.

We believe Hallmark’s proposal to acquire SUAI in a share-for-share transaction offers significant and compelling benefits to SUAI shareholders, including the following:

1.
Our offer price of $6.50 in Hallmark stock for each outstanding share of SUAI represents a significant 30% premium to SUAI’s closing share price on Friday, June 13, of $4.99 per share.  Our offer price represents an even greater 37% premium to SUAI’s trailing 30-day average closing price of $4.74.

2.
SUAI shareholders’ upside potential will not be capped.  In addition to realizing an immediate significant 30% premium for their shares today, SUAI shareholders will retain a continuing ownership interest in Hallmark and will participate in any future gains in Hallmark shares.

3.
SUAI’s business model will be greatly enhanced by the addition of Hallmark’s “A-” rated paper.  This will allow SUAI to grow through the addition of programs that are rating sensitive, as was initially contemplated in the original SUAI business model.

4.	Hallmark enjoys a strong capital position and will commit its capital to support future growth of SUAI’s business.

5.
Hallmark produced a 16% ROE in 2007 and a 16% ROE in 1Q 2008.  SUAI produced a 10% ROE in 2007 and a 10% ROE 1Q 2008 (including a one-time accounting benefit for deferred taxes).  SUAI lacks prospects for meaningfully increasing its ROE in the foreseeable future.  This transaction will allow SUAI shareholders to enjoy a much higher return on their pro-rata share of invested capital in a combined company.

6.
This share-for-share transaction will create a much broader, more actively traded shareholder base. This will benefit not only the existing shareholders through enhanced liquidity, but will enhance the prospect of attracting additional quality investors.

In sum Hallmark believes with a larger, stronger corporate platform, pursuing additional business opportunities in this soft-rate environment, either through acquisition or operating relationships, SUAI shareholders’ prospects for future returns will be greatly enhanced through this transaction as compared to what they are today.

As such, we request a meeting with SUAI’s board of directors and/or management as soon as possible to discuss our proposal. Hallmark’s senior management stands ready to meet with you and answer any questions concerning our proposal.  We look forward to receiving your response.

Very truly yours,

/s/ Mark E. Schwarz

Mark E. Schwarz
Executive Chairman
Hallmark Financial Services, Inc.

June 16, 2008

Mr. Courtney C. Smith
Chairman, President and Chief Executive Officer
Specialty Underwriters Alliance Inc.
222 South Riverside Plaza
Chicago, IL 60606

Dear Courtney:

On behalf of Hallmark Financial Services, Inc. ("Hallmark"), I am pleased to present this proposal to acquire all of the outstanding stock of Specialty Underwriters’ Alliance Inc. (“SUAI” or the "Company") in a stock for stock merger.

The following are the key elements of this proposal. It is understood that definitive terms and agreements remain subject to both a due diligence review and negotiations between the parties.

I.
Expected Purchase Price:  We contemplate a share exchange whereby Hallmark will acquire all of the outstanding stock of SUAI at an exchange ratio where each share of SUAI is valued at $6.50 in Hallmark common stock.

II.
Source of Financing:  The share exchange will be from currently authorized, but unissued shares of Hallmark.  The proposed transaction will result in SUAI shareholders receiving more than 20% the outstanding shares of Hallmark and, accordingly, will require Hallmark shareholder approval.  However please note that Newcastle Partners, L.P., which owns approximately 70% of Hallmark’s shares, has indicated its willingness to support the transaction.

III.
Conditions to Closing:  We expect limited conditions.  SUAI would be expected to obtain all necessary corporate approvals (including shareholder approval) and regulatory approvals.  In addition, we would ask that SUAI obtain satisfactory waiver of change in control provisions in existing material contracts and other material third party consents.

IV.
Timing of Due Diligence:   Our proposal is subject to confirmatory due diligence and we would naturally expect that SUAI would want to conduct its own due diligence with respect to Hallmark.  Accordingly, each party will provide to the other reasonable access to its management personnel, books, records and other information relating to their business as a party may reasonably request to assist in this effort.  All access, investigations, contacts and communications will be made only after communication to and coordination with the other party and in such a manner as not to interfere unduly with the normal conduct of the party’s business.   Hallmark has an experienced due diligence team and anticipates it can conduct its due diligence rapidly, needing three full days on-site in Chicago, Illinois, with a team of 6-8 individuals and then approximately two weeks thereafter to conclude.

V.	Organizational Assumptions: We anticipate minimal changes to the Company’s existing operations or staff. We expect to maintain the continued employment of all key management personal.

VI.
Confidentiality Agreement:  Hallmark would expect to execute a customary confidentiality agreement in connection with conducting due diligence.  Hallmark understands that such an agreement may contain a customary standstill restriction and is prepared to enter into one to facilitate a transaction with SUAI.

VII.
Definitive Purchase Agreement:  Following completion of due diligence, we expect the parties to proceed with negotiation and execution of a definitive purchase agreement (“Definitive Agreement”) containing the terms and conditions set forth herein, such additional terms as may be agreed by the parties, and such other reasonable, customary and mutually satisfactory representations, warranties, covenants and indemnities as the parties may mutually agree.

VIII.
Fees & Expenses:  Each party hereto will be responsible for and bear all its own costs and expenses incurred at any time in connection with pursuing, negotiating or consummating the Transaction, including without limitation, the preparation, negotiation and execution of this Letter of Interest and the Definitive Agreement.

IX.
Termination:  This Letter of Interest may be terminated (a) at any time by the mutual agreement of the parties hereto or (b) at the option of any party, if after 60 days after the acceptance of this letter, a Definitive Agreement has not been executed and delivered for any reason. In any event, this Letter of Interest will terminate upon execution of, and will be superseded by, the Definitive Agreement.

X.
Expiration:  The terms of this Letter of Interest are deemed to expire if not agreed and accepted in its entirety by end of the business day (5:00 p.m. CST), June 20, 2008. Acceptance will be constituted by the full execution of the signature page of this letter and the delivery of such to the designated Hallmark contact person.

XI.
Publicity:  Except as required by law, no press release or other public announcement with respect to this Letter of Interest or the Transaction shall be made by any party hereto, and each party will direct its representatives not to make directly or indirectly, any such press release or public announcement, without in each case each party’s prior written consent. If a party is required by law to make any such disclosure, such party must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

XII.	Counterparts: This Letter of Interest may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the same instrument.

XIII.	Other Matters: This proposal letter shall be governed and construed under the laws of the State of Texas without regard to conflicts of laws principles.

XIV.	Contact Information: In response to this proposal, please contact:

Mark J. Morrison
President & Chief Executive Officer
Hallmark Financial Services, Inc.
777 Main Street, Suite 1000
Fort Worth, Texas  76102
(817) 348-1728
(817) 348-1815 fax
E-Mail:  mmorrison@hallmarkgrp.com

With the exception of paragraphs (IV), (VII) and (XIV), which are intended to be legally binding obligations, this Letter of Interest represents a non-binding expression of intent and will not obligate any party in any way.

We look forward to hearing from you. If you have any questions, please call me at your convenience.

Very truly yours,

/s/ Mark E. Schwarz

Mark E. Schwarz
Executive Chairman
Hallmark Financial Services, Inc.

ACKNOWLEDGED & ACCEPTED ON BEHALF OF SPECIALTY UNDERWRITERS’ ALLIANCE INC.:

Signature:	Date:

Name:	Title:

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